EXHIBIT 1

                             Joint Filing Agreement

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13G. This Joint Filing Agreement shall be included as an exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Agreement this 10th day of February, 1999.

                                      KOS HOLDINGS, INC.

                                      By: /s/ KATHY JAHARIS LEDES
                                          -------------------------------------
                                           Kathy Jaharis Ledes

                                      KOS INVESTMENTS, INC.

                                      By: /s/ KATHY JAHARIS LEDES
                                          -------------------------------------
                                           Kathy Jaharis Ledes

                                          /s/ MICHAEL JAHARIS
                                          -------------------------------------
                                              Michael Jaharis